UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2019

PHMC, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

106 E. Lincolnway Blvd. Ste 307
Cheyenne, WY 82001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402-1573
(ISSUER TELEPHONE NUMBER)

Master Key Global, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01	Other Events.

Memorandum of Understanding

On May 20, 2019, PHMC, Inc., a Wyoming corporation (the “Company”), entered into a Memorandum of Understanding (the “MOU”) with Power Healing Medical Center, Inc., a California corporation (“Power”) and Dr. Joong Gap Kim (“Dr. Kim”), the majority equity owner of Power.

Pursuant to the MOU, the Company, Power, and Dr. Kim agreed that the Company would enter into a transaction relating to potential ownership of Power, or the provision of services, by the Company to Power, with the specific terms to be determined by the Parties and set forth in a definitive agreement (collectively referred to as the “Transaction”).

Both the Company and Power will be entitled to conduct due diligence on the other party prior to the closing of the Transaction, and will work with their professional advisors to determine the most favorable structure for the proposed Transaction.  Both sides have up to sixty (60) days to conduct the necessary due diligence.

In connection with the MOU and as a condition to the closing of the Transaction, the Company agreed that it would become current in its filings with the SEC and become current with the OTC Markets, as well as obtaining approval of the Company’s board of directors and of the shareholders if required.

Power and Kim agreed that they would continue to operate and conduct their businesses in the ordinary course, and preserve business relationships, relationships with key employees, and other customers, suppliers, and other persons and entities.  Power and Kim also agreed that they would not seek or enter into any transaction similar to the anticipated Transaction, and they would obtain board and shareholder approval of Power if required.

The parties agreed that the definitive agreement would provide that Power and Kim would continue to cooperate to ensure the ongoing operation of Power and the Company, as needed.

The Company anticipates that following the closing of the Transaction, the Company and Power will work to provide the services listed above, and to implement Power’s growth and expansion strategy, as determined by the Board and management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHMC, Inc.

Date: May 21, 2019
	By:	/s/ Stephen Kim
Name: Stephen Kim
Title: President, Chief Executive Officer